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                                                                   Exhibit 10.5


                          CHANGE OF CONTROL AGREEMENT


         AGREEMENT made as of this 27th day of January, 1997 between CFX CORPORATION, a New Hampshire corporation (hereinafter "Company") and Gregg R. Tewksbury, residing at Keene, New Hampshire (hereinafter "Executive").

         WHEREAS the Company wishes to assure the continued availability of the Executive's services and to create an environment which will promote the Executive's giving impartial and objective advice in any circumstances resulting from the possibility of Change of Control of the Company (as herein defined), and

         WHEREAS the Company and the Executive wish to provide the Executive with financial protection in the event significant changes in the Executive's employment status occur following a Change of Control of the Company (as herein defined);

         NOW THEREFORE, the Company and the Executive, in consideration of the terms and conditions set forth herein and other valuable consideration, receipt of which is hereby acknowledged, mutually covenant and agree as follows:

1.       Term.

         The term of this Agreement shall commence on the date hereof and terminate on the date three years from the date hereof unless the Executive's employment is sooner terminated as provided in Section 13 hereof (the "Term"). On each December 31st thereafter, the Term shall automatically be extended for an additional calendar year unless either party gives written notice to the other, by no later than the preceding November 30th, that he or it does not concur in such extension.

2.       Payments Upon Change of Control and Termination Event.

         The Company shall make payments to the Executive as provided for in paragraph 4 hereof upon the occurrence of both a Change of Control of the Company and a Termination Event, as such terms are defined in paragraph 3 hereof.

3.       Definitions.

         (a) "Base Amount" shall mean an amount equal to the average annual compensation payable by the Company, or any subsidiary in which the Company owns more than fifty (50) percent of the outstanding shares, to the Executive and includable by the Executive in gross income for the most recent five (5) taxable years, or such shorter period as the Executive shall have been employed by the Company, ending before the date on which the Change of Control occurred.

         (b) A "Change of Control" shall be deemed to have occurred if any of the following have occurred:
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               (i)    any individual, corporation (other than the Company),
         partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision (ii) following) of securities of the Company possessing fifty-one percent (51%) or more of the voting power for the election of directors of the Company;

               (ii) there shall be consummated any consolidation, merger or stock-for-stock exchange involving securities of the Company in which the holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group;

               (iii) "approved directors" shall constitute less than a majority of the entire Board of Directors of the Company, with "approved directors" defined to mean the members of the Board of Directors of the Company as of the date of this Agreement and any subsequently elected members of the Board of Directors of the Company who shall be nominated or approved by a majority of the approved directors on the Board of Directors of the Company prior to such election; or

               (iv) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (ii) above), of all, or substantially all, of the assets of the Company or its subsidiaries to a party which is not controlled by or under common control with the Company.

         (c) A "Termination Event" shall be deemed to have occurred if, within the thirty-six month period following a Change of Control, the Executive experiences the loss of his position by reason of discharge or demotion, for other than termination for good cause, or the Executive's voluntary termination following the substantial withholding, substantial adverse alteration or substantial reduction of responsibility, authority, or compensation (including any compensation or benefit plan in which the Executive participates or substitute plans adopted prior to the





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Change of Control) to which the Executive was charged or empowered with or entitled to immediately prior to a Change of Control of the Company or to which he would normally be charged or empowered with or entitled to from time to time by reason of his office, for other than good cause.

         (d)   Termination for Good Cause.

               "Termination for good cause" means termination:

               (i) based on the willful and continued failure by the Executive to perform his duties for the Company or a subsidiary (other than such failure resulting from the Executive's incapacity due to physical or mental illness), after a written demand for performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board believes the Executive has not performed his duties; an act or acts of dishonesty taken by the Executive; or an act or acts intended to result in his personal enrichment at the expense of the Company or a subsidiary; or an act or acts of willful misconduct which are materially injurious to the Company. Termination shall be by written notice to the Executive identifying the cause; or

               (ii) If the Executive shall have been absent from the full-time performance of his duties with the Company for six consecutive months as the result of the Executive's incapacity due to physical or mental illness, and the Executive shall not have returned to full-time performance of his duties within thirty days after written notice of proposed termination, the Executive's employment may be terminated by the Company on or after the expiration of such thirty day period for disability. Termination shall be by written notice to the Executive. Termination of the Executive's employment based on retirement shall mean termination in accordance with the Company's generally applicable retirement policy or with any retirement arrangement established with the Executive's consent.

4.       Cash Payments.

         Upon the occurrence of both a Change of Control of the Company and a Termination Event, the Company shall, during the period commencing on the date of the Termination Event and over a period of twelve months (the "Pay-Out Period"), make equal monthly payments to the Executive in an amount such that the present value of all such payments, determined as of the date of the Termination Event, equals 1.0 times the Base Amount.

5.       Advance Payments for Financial Hardship.

         If at any time during the Pay-Out Period the Company's Board of Directors in its sole discretion shall concur, upon application of the Executive, the Company





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shall make available to the Executive, in one (l) lump sum, an amount up to but not greater than the present value of all monthly payments remaining to be paid to him in the Pay-Out Period, calculated with the Federal Funds rate in effect as of the date of such Board concurrence. If (a) the lump sum amount thus made available is less than (b) the present value of all such remaining monthly payments, the Company shall continue to pay to the Executive monthly payments for the duration of the Pay-Out Period, but from such date forward such monthly payments will be in a reduced amount such that the present value of such payments will equal the difference between (b) and (a), above. The Executive may elect to waive any or all payments due him under this subparagraph.

6.       Death of Executive.

         If the Executive dies before receiving all payments payable to him under this Agreement, the Company shall pay to the Executive's spouse, or if the Executive leaves no spouse, to the estate of the Executive, one (l) lump sum payment in an amount equal to the present value of all such remaining unpaid payments, determined as of the date of death of the Executive.

7.       Reimbursement of Expenses.

         In the event a Change of Control of the Company and a Termination Event occur and any action, suit or proceeding is brought by the Company or the Executive for the enforcement, performance or construction of this Agreement, the Company agrees to reimburse the Executive for all costs and expenses reasonably incurred by him in such action, suit or proceeding, including reasonable attorneys' and accountants' fees and expenses, unless the Executive shall have been substantially unsuccessful, on the merits or otherwise, in such action, suit or proceeding.

8.       No Duty to Seek Other Employment.

         Amounts payable to the Executive under this Agreement shall not be reduced by the amount of any compensation received by the Executive from any other employer or source during the Pay-Out Period, and the Executive shall not be under any obligation to seek other employment or gainful pursuit during such Pay-Out Period as a result of this Agreement.

9.       Non-Competition, Future Services and Compensation.

         (a) During such period as the Executive is receiving cash payments under this Agreement, the Executive agrees:

               (i) that he shall not, without the prior approval of the Board of Directors of the Company, certified to him by the Secretary or Acting





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         Secretary of the Company, become an officer, employee, agent, partner, or director of any other business in substantial competition with the Company, its subsidiaries or any other company or bank affiliated with the Company, including any branch or office of any of the foregoing. Such restriction shall apply to any such other business doing business in any county in the State of New Hampshire in which the Company, its subsidiaries or any such other company or bank is then conducting any material business or into which, to the knowledge of the Executive at the time of such termination, any such entity has immediate plans to expand its activities in material respects; and

               (ii) to provide such consulting services as may be requested by the Company.

         (b) As compensation to the Executive for his promises in (a) of this paragraph, the Bank agrees to maintain, during such period, the Executive's eligibility for and participation in any health and life insurance plans, in which the Executive was eligible to participate prior to the Termination Event.

10.      Reduction of Payments.

         In the event any of the payments made under this Agreement would be considered an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended, then there shall be a reduction in the amount otherwise payable under this Agreement such that all payments are deductible by the Company.

11.      Withholding.

         Distribution of any payments under this Agreement shall be reduced for the amount required to be withheld pursuant to any law or regulation with respect to taxes or similar provisions.

12.      Payment of Compensation to Termination Date.

         In addition to any other payments payable to the Executive hereunder, the Company shall pay the Executive full compensation and all other amounts and benefits to which the Executive is entitled through the termination of his employment.

13.      No Right to Continued Employment.

         This Agreement shall not confer upon the Executive any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.





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No payments hereunder shall be required except upon the occurrence of both a
Change of Control of the Company and a Termination Event as set forth in
Section 3 herein. Thus, except as specifically provided in Section 2 herein, no payments hereunder shall be made on account of termination of the Executive's employment (i) upon the Executive's death, disability or retirement, (ii) by the Company with or without cause or (iii) upon the Executive's voluntary termination.

14.      Waiver of Breach.

         Waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver by such party of any subsequent breach hereof.

15.      Invalidity.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect.

16.      Entire Agreement; Written Modification; Termination.

         This Agreement contains the entire agreement between the parties concerning the matters covered hereby. No modification, amendment or waiver of any provision hereof shall be effective unless in writing specifically referring hereto and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced. This Agreement shall terminate as of the time the Company makes the final payment which it may be obligated to pay hereunder or provides the final benefit which it may be obligated to provide hereunder.

17.      Counterparts.

         This Agreement may be made and executed in counterparts, each of which may be considered an original for all purposes.

18.      Governing Law.

         This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New Hampshire.

19.      Authorization.

         The Company represents and warrants that the execution of this Agreement has been duly authorized by resolution of the Board of Directors of the Company.





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         IN WITNESS WHEREOF, the undersigned parties have executed or caused to be executed this Agreement as of the day and year first above written.

                                     CFX CORPORATION
                                     ---------------




                            By:      /s/
                                     ------------------------------------
                                     Peter J. Baxter             its duly
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                                     authorized President and CEO        .
                                                -------------------------




                            "EXECUTIVE"



                                     /s/
                                     -----------------------------------
                                     Gregg R. Tewksbury





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